Exhibit 10.36

FY 2012 R.G. BARRY

MANAGEMENT BONUS PLAN

OBJECTIVES

•	Consistently achieve company, business unit and individual objectives.

•	Enhance ability to attract, recruit, and retain a top-tier management team.

•	Provide motivation through “win-sharing”.

PLAN SPECIFICATIONS

1.	Participation Levels

Determined by the President/CEO and SVP, Human Resources based on a position’s impact on the business:

Level	Position Level
A	President/ CEO
B+	SVP, Finance/CFO
B	Functional SVPs
C	Vice Presidents
D	Directors and Managers

Award levels paid-out as a percentage of base salary*. Target award opportunities are aligned to market and approved by the Board of Directors annually.

Level	Threshold	Target	Maximum
A	37.5%	Determined	150%
B+	22.5%	annually by	90%
B	16.5%	Board of	66%
C	10.0%	Directors	40%
D	6.25%		25%

*	The base salary as of the end of the fiscal year is used for the purposes of calculating bonus payments.

2.	Performance Measurement

Payouts will be determined based on the following determinants of performance:

•	Corporate Financial Results

¡	Corporate Financial results below the threshold level will eliminate payout for the following plan participants:

¡	A/B+

¡	Functional SVPs

¡	All others including Shared Services

•	Business Unit Financial Results

¡	Business Unit results below the threshold level will eliminate payout for the plan participants:

¡	Business Unit Presidents

¡	Reports to Business Unit Presidents

•	Individual Objectives Performance/ Business Unit Results

¡	Poor individual performance (individual rating that “does not meet minimum expectations”) will eliminate all payouts to that individual

3.	Performance Weighting by Group

Levels	Company Objectives Results	Business Unit Results/ Individual Objectives Results
A/B*	100%	N/A
Functional SVPs	75%	25%
Business Unit Presidents	25%	75%
Reports to Business Unit Presidents	25%	75%
All Others including Shared Services	50%	50%

4.	Determining Goal Attainment

•	Corporate Financial Objectives established annually and approved by Board of Directors.

•	Business Unit Financial Objectives established annually and approved by Board of Directors.

•	Individual/Department Objectives are established annually by participants’ supervisors and should be described in quantitative, measurable terms.

5.	Criteria for Participation

•	Team Members must be actively employed by R.G. Barry at the close of the plan year.

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New hires employed before December 15th of the plan year will participate on a pro-rated basis. Persons hired after this date will participate in the following year. Exceptions may be made by the President/CEO. For Team Members hired December 16th or after in the plan year, participation levels and eligibility must be included in any offer of employment letter, along with a start date of employment. The start date of employment is the entry date of the new Team Member into the Management Bonus Plan.

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Team Members hired or promoted into a Management Bonus Plan eligible position from the first to the fifteenth of the month shall be considered to be hired or promoted as of the first of the month. Team Members hired or promoted from the sixteenth to the end of the month shall be considered to be hired or promoted as of the first of the following month.

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Team Members who are on Short Term Disability or a Leave of Absence on the last day of the plan year (not actively at work) will receive a pro-rated Management Bonus Plan payment upon their return to active full time work. Team Members who do not return to active full time work will not receive a Management Bonus Plan payment without approval of the President/CEO.

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Team Members who are employed by R.G. Barry at the close of the plan year under the terms of the severance agreement will not be eligible to receive a payout unless expressly stated in the terms of the agreement, and approved by the President/CEO.

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Team Members who separate from R.G. Barry during a plan year for reasons of death or Long Term Disability will receive a Pro Rate Bonus (determined by multiplying the amount the participant would have received based upon actual performance had employment continued through the end of the performance year by a fraction, the numerator of which is the number of days that the participant was employed by the Company during the performance year in which the Termination occurred and the denominator of which is 365), payable at the time the annual bonuses are next paid to other participants of the Company.